                                                                   Exhibit 4.4.2

                          SECOND SUPPLEMENTAL INDENTURE

                  This "Supplemental Indenture," dated as of December 19, 2001, among each of the subsidiaries of MeriStar Hospitality Corporation, a Maryland corporation (the "Company"), indicated as signatories hereto (collectively, the "Guarantors" and each, a "Guarantor") and The Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the "Indenture"), dated as of March 18, 1999 providing for the issuance of up to an aggregate principal amount of $55,000,000 of 8-3/4% Senior Subordinated Notes due 2007 (the "Notes");

                  WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                   1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                   2. AGREEMENT TO GUARANTEE. The Guarantors hereby agree, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture. The obligations of the Guarantors hereunder shall be junior and subordinated to the Senior Debt of such Guarantors in the manner and to the extent set forth in Article 11 of the Indenture.

                  3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guarantors, as such, shall have any liability for any obligations of the Company or any Guarantors under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver or release may not be effective to waive or release liabilities under the federal securities laws.

                   4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

                   5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                   6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                    GUARANTORS:

                    MERISTAR HOSPITALITY FINANCE CORP. II,
                    a Delaware corporation

                    By: /s/ Christopher L. Bennett
                        -------------------------------------------------
                        Christopher L. Bennett
                        Senior Vice President and
                        General Counsel

                    MT. ARLINGTON NEW JERSEY LLC,
                    a Delaware limited liability company


                    By:   AGH UPREIT LLC,
                          a Delaware limited liability company, its managing member

                          By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its member

                               By:   MeriStar Hospitality Corporation,
                                     a Maryland corporation, its general partner


                                     By: /s/ Christopher L. Bennett
                                         --------------------------------
                                         Christopher L. Bennett
                                         Senior Vice President and
                                         General Counsel

                455 MEADOWLANDS ASSOCIATES, LTD.,
                A Texas limited partnership

                By:  AGH Secaucus LLC,
                     a Delaware limited liability company, its general partner

                     By:   MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, its managing member

                             By:    MeriStar Hospitality Corporation,
                                    a Maryland corporation, its general partner


                                    By:  /s/ Christopher L. Bennett
                                         ------------------------------------
                                         Christopher L. Bennett
                                         Senior Vice President and
                                         General Counsel

                AGH SECAUCUS LLC,
                a Delaware limited liability company

                By:     MeriStar Hospitality Operating Partnership, L.P.,
                        a Delaware limited partnership, its managing member

                        By:     MeriStar Hospitality Corporation,
                                a Maryland corporation, its general partner

                                By: /s/ Christopher L. Bennett
                                    -----------------------------------------
                                    Christopher L. Bennett
                                    Senior Vice President and
                                    General Counsel

                           TRUSTEE:

                           THE BANK OF NEW YORK,
                           as Trustee


                           By: /s/ Ming J. Shiang
                               -----------------------------------------------
                                Name: Ming J. Shiang
                                Title: Vice President